As filed with the Securities and Exchange Commission on May 14, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST

(Issuing entity in respect of the Notes)

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

(Issuing entity in respect of the Collateral Certificate)

WFN CREDIT COMPANY, LLC

(Depositor)

(Exact name of registrant as specified in its charter)

Delaware	31-1772814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3100 Easton Square Place, #3108

Columbus, Ohio 43219

(614) 729-5044

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Coane

Comenity Bank

One Righter Parkway, Suite 100

Wilmington, Delaware 19803

(302) 529-6140

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

COPIES TO:

Julie A. Gillespie Mayer Brown LLP 71 S. Wacker Drive Chicago, Illinois 60606-4637 (312) 701-7132	Karen Morauski Comenity Bank 3100 Easton Square Place, #3108 Columbus, Ohio 43219 (614) 729-5044

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-166240

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐	Large accelerated filer

☐	Accelerated filer

☒	Non-accelerated filer (Do not check if a smaller reporting company)

☐	Smaller reporting company

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
ASSET BACKED NOTES	$59,166,000	100%	$59,166,000	$8,070.24
COLLATERAL CERTIFICATE(3)	$59,166,000	—	—	—

(1)	The registrant previously registered an aggregate amount of $3,000,000,000 of asset backed notes on the registration statement on Form S-3 (Registration No. 333-166240), including $116,772,150 of unsold asset-backed notes and collateral certificates under a previous registration statement (Registration No. 333-133170). Of such securities, an aggregate of $2,558,166,000 have been sold, leaving a remaining balance of $441,834,000.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)	No additional consideration will be paid by the purchasers of the Asset Backed Notes for the Collateral Certificate, which is pledged as security for the Asset Backed Notes and issued by World Financial Network Credit Card Master Note Trust.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) OF THE SECURITIES ACT OF 1933.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3.

This Registration Statement relates to the shelf registration statement on Form S-3 (File Number 333-166240) (the “Prior Registration Statement”) declared effective on June 25, 2010 by the Commission, and is being filed for the purpose of registering $59,166,000 additional aggregate principal amount of the Registrant’s asset backed notes. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 14, 2013.

By: WFN Credit Company, LLC

By:	/s/ Timothy P. King
Timothy P. King
President and Director

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Timothy P. King	President and Director
Name: Timothy P. King	(Principal Executive Officer)	May 14, 2013

/s/ Randy J. Redcay	Chief Financial Officer
Name: Randy J. Redcay	(Principal Financial Officer)	May 14, 2013

/s/ John J. Coane	Director and Vice President
Name: John J. Coane		May 14, 2013

/s/ Ronald C. Reed	Director, Vice President and
Name: Ronald C. Reed	Treasurer (Principal Accounting Officer)	May 14, 2013

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EXHIBIT INDEX

The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.	Description

5.1	Opinion of Mayer Brown LLP with respect to legality

8.1	Opinion of Mayer Brown LLP with respect to tax matters

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)

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